Exhibit 99.1

Lennox International Expects Improved First Half 2004
Earnings Before Goodwill Impairment Charge;
Schedules Earnings Release and Conference Call

DALLAS, Aug. 10 /PRNewswire-FirstCall/ — Lennox International Inc. (NYSE: LII) announced it anticipates improved income from continuing operations in both the first and second quarters of 2004, before a pre-tax goodwill impairment charge of approximately $210 million recorded in the first quarter related to the Service Experts business.

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LII plans to report first and second quarter 2004 earnings after the market closes on Wednesday, August 18, 2004 and will provide additional details on the company’s operating results. A conference call will be held on Thursday, August 19 at 9:30 a.m. (CDT). All interested parties are invited to attend. To listen, please call the conference call line at 612-332-0345 ten minutes prior to the scheduled start time and use reservation number 742138. The number of connections for this call is limited to 200. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.

For anyone unable to participate in this conference call, a replay will be available from 1:00 p.m. August 19 through August 26, 2004 by dialing 800-475-6701, access code 742138. This call will also be archived on the company’s web site.

Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, Vice President, Investor Relations, at 972-497-6670.

SOURCE Lennox International Inc.